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                                   EXHIBIT 12
                            FORM 10-Q for the Quarter
                               Ended June 30, 1996
                                File No. 1-11237


                       AT&T CAPITAL CORPORATION AND SUBSIDIARIES
                          COMPUTATION OF RATIO OF EARNINGS TO
                                     FIXED CHARGES*
                                (Dollars in Thousands)
                                      (Unaudited)

                                                            For the
                                                        Six Months Ended
                                                          June 30, 1996
                                                        ----------------
  Earnings from continuing operations:

  Income before income taxes                                $120,267

  Add:  Fixed charges included in income before taxes        233,613
                                                            --------

  Total earnings from continuing operations, as adjusted     353,880

                                                            --------

  Total fixed charges*                                      $233,613

                                                            ========
  Ratio of earnings to fixed charges                            1.51
                                                            ========


  * Fixed charges include interest on indebtedness and the portion of rentals representative of the interest factor.